                                                                       EXHIBIT 1

                          DUKE-WEEKS REALTY CORPORATION
                            (AN INDIANA CORPORATION)

                      DUKE-WEEKS REALTY LIMITED PARTNERSHIP
                        (AN INDIANA LIMITED PARTNERSHIP)

                           6.95% SENIOR NOTES DUE 2011

                                 TERMS AGREEMENT

                                                        Dated: February 28, 2001


To:      Duke-Weeks Realty Corporation
         600 East 96th Street, Suite 100
         Indianapolis, IN  46240

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

         We understand that Duke-Weeks Realty Limited Partnership, an Indiana limited partnership (the "Operating Partnership"), proposes to issue and sell $175,000,000 aggregate principal amount of its unsecured debt securities (the "Debt Securities")(such Debt Securities being collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names at the purchase price set forth below.
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
                                                   Principal Amount
                                                          of
                  Underwriter                   Underwritten Securities
                  -----------                   -----------------------
Deutsche Banc Alex. Brown Inc.                        $87,500,000

Chase Securites Inc.                                  $87,500,000
                                                     ------------
                  Total                              $175,000,000

         The Underwritten Securities shall have the following terms:

Title of securities: 6.95% Senior Notes Due 2011
Currency: U.S. Dollars
Principal amount to be issued: $175,000,000
Current ratings: Moody's Investors Service, Inc: Baa1; Standard & Poor's Rating
  Service: BBB+
Interest rate: 6.950%
Interest payment dates: Each March 15 and September 15
Stated maturity date: March 15, 2011
Redemption provisions: None
Delayed Delivery Contracts: Not authorized
Initial public offering price: 99.911%, plus accrued interest, if any, from the date of issuance
Purchase price: 99.261% plus accrued interest, if any, from the date of issuance (payable in same day funds).
Other terms: The Underwritten Securities shall be in the form of Exhibit A to the Supplemental Indenture, dated as of March 5, 2001 between Duke-Weeks Realty Limited Partnership and Bank One Trust Company, N.A. (as successor to The First National Bank of Chicago).
Closing date and location: March 5, 2001 at the offices of Clifford Chance
  Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166


         All the provisions contained in the document attached as Annex A hereto entitled "Duke-Weeks Realty Corporation and Duke-Weeks Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities - Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         The Underwriting Agreement attached hereto as Annex A applies in its entirety except that any reference therein to Merrill Lynch shall be deemed references to Deutsche Banc Alex Brown Inc. and J.P. Morgan Chase & Co.


                                       2
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         Please accept this offer no later than 5 o'clock P.M. (New York City time) on February 28, 2001 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                Very truly yours,

                                DEUTSCHE BANC ALEX. BROWN INC.




                                By: /s/ Daniel Benton
                                    --------------------------------------------
                                           Name:  Daniel Benton
                                           Title: Managing Director


                                By: /s/ Peter Goettler
                                    --------------------------------------------
                                           Name:  Peter Goettler
                                           Title: Managing Director

                                CHASE SECURITIES INC.




                                By: /s/ Jose C. Padilla
                                    --------------------------------------------
                                           Name:  Jose C. Padilla
                                           Title: Vice President


Accepted:

DUKE-WEEKS REALTY CORPORATION

By: /s/ James R. Windmiller
   ----------------------------------
   Name:  James R. Windmiller
   Title: Senior Vice President,
          Corporate Taxation

DUKE-WEEKS REALTY LIMITED PARTNERSHIP

By: DUKE-WEEKS REALTY CORPORATION
    -----------------------------
      General Partner

By: /s/ James R. Windmiller
   ----------------------------------
   Name:  James R. Windmiller
   Title: Senior Vice President,
          Corporate Taxation